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                                                                    EXHIBIT 11.1

                       CROWN CASTLE INTERNATIONAL CORP.

                   COMPUTATION OF NET LOSS PER COMMON SHARE
              (In thousands of dollars, except per share amounts)

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
                                                   Three Months Ended           Six Months Ended
                                                        June 30,                   June 30,
                                                   ------------------          -----------------
                                                      1998      1999            1998       1999
                                                   -------------------        ------------------
                                                (In thousands of dollars, except per share amounts)
Loss before cumulative effect of change in
  accounting principle                             $(6,426)   $(20,850)       $(13,032) $(34,323)
Dividends on preferred stock                        (2,077)     (6,614)         (4,132)  (13,022)
                                                   -------    --------        --------  --------
Loss before cumulative effect of change in
  accounting principle applicable to common
  stock for basic and diluted computations          (8,503)    (27,464)        (17,164)  (47,345)
Cumulative effect of change in accounting
  principle                                             --          --              --    (2,414)
                                                   -------    --------        --------  --------
Net loss applicable to common stock for basic
  and diluted computations                         $(8,503)   $(27,464)       $(17,164) $(49,759)
                                                   =======    ========        ========  ========

Weighted-average number of common shares
  outstanding during the period for basic and
  diluted computations (in thousands)               10,954     124,849          10,954   109,791
                                                   =======    ========        ========  ========

Per common share--basic and diluted:
  Loss before cumulative effect of change in
    accounting principle                           $ (0.78)   $  (0.22)       $  (1.57) $  (0.43)
  Cumulative effect of change in accounting
    principle                                           --          --              --     (0.02)
                                                   -------    --------        --------  --------
  Net loss                                         $ (0.78)   $  (0.22)       $  (1.57) $  (0.45)
                                                   =======    ========        ========  ========
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